Exhibit 99.1

Kforce Inc.
1001 East Palm Ave.
Tampa, FL 33605
(NASDAQ: KFRC)

AT THE FIRM
Michael Blackman
Vice President – Investor Relations
(813) 552-2927

KFORCE INC. REPORTS FOURTH QUARTER RESULTS

REVENUE OF $190.2 MILLION AND EPS OF 45 CENTS

TAMPA, FL – February 8, 2005 – Kforce Inc. (NASDAQ: KFRC), a professional staffing firm, today announced results for the fourth quarter of 2004. Revenue for the quarter ended December 31, 2004 was $190.2 million compared to $125.7 million for the fourth quarter of 2003 and $188.9 million for the quarter ended September 30, 2004. The Firm reported earnings for the fourth quarter of 2004 of $17.6 million or 45 cents per share compared to $2.8 million or 9 cents per share in the fourth quarter of 2003 and $6.0 million or 16 cents per share in the third quarter of 2004. Fourth quarter net income was positively impacted by the reversal of a valuation allowance on the historical deferred tax assets as a result of the continued profitability of the Firm. Pre tax earnings for the fourth quarter were $5.0 million or 13 cents per share.

“We are very pleased with our fourth quarter and overall 2004 results. We experienced significant revenue growth in all business segments in 2004. On a year-over-year basis, fourth quarter revenue increased 95.3% in finance and accounting, 50.3% in technology and 15.0% in health and life sciences. Search revenue grew every quarter during 2004 with growth of 59.9% year over year. Total year revenues increased to $661.5 million in 2004 from $495.6 million in 2003 or 33.5%. Earnings before taxes for the year were $11.5 million (EPS of 32 cents) versus $5.5 million (EPS of 18 cents) in 2003. Our fourth quarter revenue of $190.2 million was a 4.0% sequential increase on a billing day basis over Q3 ‘04 and exceeded the high end of our $185 million to $188 million guidance by $2.2 million fueled by a strong end to the quarter in both flex and search. We believe that the fourth quarter results produced by our team are an example of our guiding principle that Great People = Great Results SM,” said William L. Sanders, President.

David L. Dunkel, Kforce’s Chairman and Chief Executive Officer said, “We would again like to welcome our new partners from VistaRMS to the Kforce team with whom, we believe, the Firm is well positioned to capture incremental revenue opportunities. The VistaRMS sales professionals have developed expertise and resources, primarily in the greater Washington D.C. technology and government services market, that are complementary to ours. We expect the transaction to be accretive in 2005. We believe that in the last twelve months, we have demonstrated Kforce’s ability to successfully acquire and integrate significant acquisitions and have developed a replicable integration process that has resulted in minimal disruption to our revenue stream.”

Mr. Dunkel continued, “Macro trends for staffing remain favorable, with January’s Bureau of Labor Statistics data indicating college educated unemployment at 2.5% and the 14th consecutive month of non-farm employment gains. Staffing employment growth increased 10% year over year and the overall staffing capture of total payroll dollars is within 1/10 of a percent of its all time high. We believe that the professional segment, particularly technology, finance and accounting and health and life sciences, is the sweet spot of staffing.”

Joe Liberatore, Chief Financial Officer added, “We are very pleased with the quality and diversity of our revenue stream. Net income for the quarter was $17.6 million or 45 cents and total year net income was $25 million or 69 cents. Fourth quarter net income was positively impacted by the reversal of a valuation allowance on our historical deferred tax assets as a result of the continued profitability of the Firm. Earnings before taxes increased 110% in 2004 to $11.5 million as compared to $5.5 million in 2003. Fourth quarter pre-tax earnings per share of 13 cents was negatively impacted by approximately 5 cents of costs related to severance, integration expenses related to re-branding Hall Kinion, expenses related to re-engineering the order to cash cycle, and the increased hiring of sales associates. We are pleased that these costs are less than the 7 cents we indicated on our last earnings call. Total gross profit percentage for the quarter improved 100 basis points from 30.6% in Q3 2004 to 31.6% in Q4 2004 largely as the result of an improvement in flex gross margin percentage. This is the third consecutive quarter of improvement in flex gross margin percentage. From a cash flow perspective, our Firm continues to benefit from its high quality customer base, which is reflected in DSO’s on accounts receivable of 40.8 days at the end of Q4. The Firm was able to pay down debt by $4.9 million in the quarter and fund approximately $3.0 million of capital expenditures. Future cash flows will also benefit from the $53 million in federal net operating loss carryforwards and $74 million state net operating loss carryforwards that will eliminate approximately $23.5 million in future cash taxes.”

Mr. Liberatore continued, “Looking forward to the first quarter, expenses will be negatively affected by the normal seasonal increases in payroll related taxes, which is 4-5 cents per share, and by integration expenses, estimated at 1-2 cents, related to the acquisition of VistaRMS announced on February 1st 2004. We expect the integration to be substantially complete in the first quarter with elimination of all redundant operating costs early in the second quarter. After considering any incremental revenues included for the period between the closing date of the acquisition of VistaRMS and quarter end, first quarter revenues may be in the $197 million to $203 million range and tax affected earnings per share for Q1 of 6 to 8 cents.”

Kforce will host a conference call today to discuss these results. The call will begin at 5:00 p.m. ET. The dial-in number is 1-617-786-2963, pass code 72302390. The replay of the call will be available from 7:00 p.m. ET Tuesday, February 8 through February 11, 2005, by dialing 1-617-801-6888, pass code 34097590.

It will also be Webcast live at www.kforce.com (select “Investor Relations”) and will be available for Webcast replay until February 28, 2005.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About Kforce

Kforce (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of technology, finance & accounting, and health and life sciences. Backed by more than 1,600 staffing specialists, Kforce operates with 80 offices in 45 markets in North America. For more information, please visit our Web site at www.kforce.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Technology Groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that the above transaction will be consummated. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future integration of VistaRMS and Kforce and the leveraging of VistaRMS professionals are forward-looking statements. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Quarter Ended
	December 31, 2004	September 30, 2004	December 31, 2003
Revenue by Function:
Technology	$86,497	$89,671	$57,557
Finance/Accounting	61,537	57,496	31,509
Health and Life Sciences	42,185	41,695	36,672

Total Revenue	190,219	188,862	125,738

Revenue by Time:
Perm	11,690	11,463	7,313
Flexible	178,529	177,399	118,425

Total Revenue	190,219	188,862	125,738

Cost Of Sales	130,179	130,987	86,841
Gross Profit	60,040	57,875	38,897
GP %	31.6%	30.6%	30.9%
Flex GP%	27.1%	26.2%	26.7%

Selling, General & Admin.	52,702	50,131	34,266
Deprec. & Amort.	1,789	1,556	1,118

Income from Operations	5,549	6,188	3,513

Other Expense	540	480	366

Earnings Before Taxes	5,009	5,708	3,147

Income Tax Benefit (Expense)	12,636	339	(358)

Net Income	$17,645	$6,047	$2,789

Earnings Per Share - Diluted	$0.45	$0.16	$0.09
EBITDA Per Share	$0.19	$0.21	$0.15
Shares Outstanding - Diluted	39,139	38,356	32,360

EBITDA	$7,553	$7,893	$4,758

Selected Cash Flow Information:
Bad Debt Expense	$819	$1,035	$5
Capital Expenditures	$2,985	$987	$143

Selected Balance Sheet Information:
Total Cash and Cash Equivalents	$363	$2,907	$13,715
Accounts Receivable, less allowance	$90,682	$102,131	$62,274
Total Assets	$273,195	$273,310	$160,317
Current Liabilities	$88,198	$67,228	$36,861
Long-Term Liabilities	$14,229	$52,749	$32,051
Total Stockholders’ Equity	$170,768	$153,333	$91,405

Other Information:
Billing Days	62	64	62

Kforce Inc.

Key Statistics

(Unaudited)

	Q4 2004	Q3 2004	Q4 2003
Total Firm
Flex Revenue (000’s)	$178,529	$177,399	$118,425
Revenue per billing day (000’s)	$2,879	$2,771	$1,910
Sequential Flex Revenue Change	0.6%	24.7%	2.0%
Hours (000’s)	4,342	4,284	2,713
Flex GP %	27.1%	26.2%	26.7%

Search Revenue (000’s)	$11,690	$11,463	$7,313
Placements	1,026	1,001	635
Average Fee	$11,477	$11,548	$11,581
Billing days	62	64	62

Technology
Flex Revenue (000’s)	$82,983	$86,364	$55,615
Revenue per billing day (000’s)	$1,338	$1,349	$897
Sequential Flex Revenue Change	-3.9%	27.7%	2.2%
Hours (000’s)	1,437	1,484	971
Flex GP %	25.9%	24.9%	25.3%

Search Revenue (000’s)	$3,514	$3,307	$1,942
Placements	270	254	150
Average Fee	$13,197	$13,116	$13,045

Finance and Accounting
Flex Revenue (000’s)	$54,337	$50,440	$26,936
Revenue per billing day (000’s)	$876	$788	$434
Sequential Flex Revenue Change	7.7%	39.7%	3.9%
Hours (000’s)	2,006	1,900	952
Flex GP %	28.4%	27.5%	28.6%

Search Revenue (000’s)	$7,200	$7,056	$4,573
Placements	671	643	404
Average Fee	$10,788	$11,086	$11,383

Health & Life Sciences
Flex Revenue (000’s)	$41,209	$40,595	$35,874
Revenue per billing day (000’s)	$665	$634	579
Sequential Flex Revenue Change	1.5%	5.4%	0.2%
Hours (000’s)	899	900	790
Flex GP %	27.7%	27.2%	27.3%

Search Revenue (000’s)	$976	$1,100	$798
Placements	85	104	81
Average Fee	$11,454	$10,600	$9,854

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q4 2004	Q3 2004	Q4 2003
Healthcare-Nursing
Flex Revenue (000’s)	$10,352	$10,751	$9,415
Revenue per billing day (000’s)	$167	$168	$152
Sequential Flex Revenue Change	-3.7%	7.9%	-2.3%
Hours (000’s)	251	286	236
Flex GP %	25.5%	25.5%	25.3%

Search Revenue (000’s)	$149	$79	$55
Placements	17	12	11
Average Fee	$8,771	$6,531	$5,027

Healthcare - Non Nursing
Flex Revenue (000’s)	$7,548	$7,507	$5,933
Revenue per billing day (000’s)	$122	$117	$96
Sequential Flex Revenue Change	0.5%	16.6%	-4.9%
Hours (000’s)	127	119	93
Flex GP %	29.3%	30.5%	30.9%

Search Revenue (000’s)	$139	$52	$55
Placements	8	6	4
Average Fee	$17,400	$8,614	$13,715

Clinical Research
Flex Revenue (000’s)	$14,949	$13,829	$13,347
Revenue per billing day (000’s)	$241	$216	$215
Sequential Flex Revenue Change	8.1%	0.2%	7.4%
Hours (000’s)	207	187	182
Flex GP %	29.1%	27.8%	27.4%

Search Revenue (000’s)	$437	$576	$414
Placements	29	33	28
Average Fee	$15,033	$17,463	$14,769

Scientific
Flex Revenue (000’s)	$8,360	$8,508	$7,179
Revenue per billing day (000’s)	$135	$133	$116
Sequential Flex Revenue Change	-1.7%	2.2%	-4.0%
Hours (000’s)	314	308	279
Flex GP %	26.5%	25.5%	27.0%

Search Revenue (000’s)	$250	$393	$274
Placements	31	53	38
Average Fee	$8,043	$7,459	$7,223

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Year ended
	December 31, 2004	December 31, 2003
Revenue by Function:
Technology	$305,994	$223,771
Finance/Accounting	195,470	122,787
Health and Life Sciences	159,987	149,027

Total Revenue	661,451	495,585

Revenue by Time:
Perm	41,371	30,374
Flexible	620,080	465,211

Total Revenue	661,451	495,585

Cost Of Sales	457,567	341,617
Gross Profit	203,884	153,968
GP %	30.8%	31.1%
Flex GP%	26.2%	26.6%

Selling, General & Admin.	185,264	142,915
Deprec. & Amort.	5,445	4,444

Income from Operations	13,175	6,609

Other Expense	1,701	1,141

Earnings Before Taxes	11,474	5,468

Income Tax Benefit (Expense)	13,537	(350)

Net Income	$25,011	$5,118

Earnings Per Share - Diluted	$0.69	$0.16
EBITDA Per Share	$0.55	$0.38
Shares Outstanding - Diluted	35,999	31,231

EBITDA	$19,955	$11,913

Selected Cash Flow Information:
Bad Debt Expense (Recovery)	$1,846	$(394)
Capital Expenditures	$6,481	$1,255

Kforce Inc.

Consolidated Balance Sheet

(In Thousands)

(Unaudited)

	December 31, 2004	December 31, 2003
Assets

Current Assets

Cash and cash equivalents	$363	$13,715
Trade receivables, net of allowance for doubtful accounts	90,682	62,274
Income tax refund receivable	606	—
Deferred tax asset, current	16,975	—
Prepaid expenses and other current assets	5,162	3,055

Total current assets	113,788	79,044

Furniture and equipment, net	8,579	7,422
Deferred tax asset, net	19,221	—
Other assets, net	22,464	12,053
Goodwill, net of accumulated amortization	109,143	61,798

Total assets	$273,195	$160,317

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable and other accrued liabilities	$21,132	$12,949
Accrued payroll costs	30,321	20,523
Bank overdrafts	1,349	3,389
Current debt - credit facility	34,100	—
Other current debt	993	—
Income taxes payable	303	—

Total current liabilities	88,198	36,861

Long-term debt - credit facility	—	22,000
Long-term debt - other	1,727	—
Other long term liabilities	12,502	10,051

Total liabilities	102,427	68,912

Stockholders’ Equity
Preferred stock	—	—
Common stock	559	489
Additional paid in capital	257,315	197,660
Accumulated other comprehensive (loss) income	37	(151)
Unearned compensation - restricted stock	(2,759)	(863)
Retained earnings	17,372	(7,638)
Less reaquired shares at cost	(101,756)	(98,092)

Total stockholders’ equity	170,768	91,405

Total liabilities and stockholders’ equity	$273,195	$160,317

Kforce Inc.

Selected Financial Information

(In Thousands, Except Per Share Amounts)

(Unaudited)

EBITDA Reconciliation

	Q4 2004		Q3 2004		Q4 2003
		Per share		Per share		Per share
EBITDA	$7,553	$0.19	$7,893	$0.21	$4,758	$0.15
Depreciation and Amortization	(1,789)	(0.04)	(1,556)	(0.04)	(1,118)	(0.03)
Interest Expense and Other	(755)	(0.02)	(629)	(0.02)	(493)	(0.02)
Tax Benefit (Expense)	12,636	0.32	339	0.01	(358)	(0.01)

Net Income	$17,645	$0.45	$6,047	$0.16	$2,789	$0.09

Outstanding Shares - Diluted	39,139		38,356		32,360

			For the year 2004		For the year 2003
				Per share		Per share
EBITDA			$19,955	$0.55	$11,913	$0.38
Depreciation and Amortization			(5,445)	(0.15)	(4,444)	(0.14)
Interest Expense and Other			(3,036)	(0.08)	(2,001)	(0.07)
Tax Benefit (Expense)			13,537	0.37	(350)	(0.01)

Net Income			$25,011	$0.69	$5,118	$0.16

Outstanding Shares - Diluted			35,999		31,231

EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation, amortization and change in accounting principle. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a key measure used by management to evaluate its operations and to provide useful information to investors. EBITDA should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations. EBITDA as presented may not be comparable to similarly titled measures of other companies.

Pre-Tax Earnings Per Share

	Q4 2004	Q3 2004	Q4 2003
Earnings Before Taxes	$5,009	$5,708	$3,147
Shares Outstanding - Diluted	39,139	38,356	32,360
Pre-Tax Earnings Per Share	$0.13	$0.15	$0.10

		For the year 2004	For the year 2003
Earnings Before Taxes		$11,474	$5,468
Shares Outstanding - Diluted		35,999	31,231
Pre-Tax Earnings Per Share		$0.32	$0.18

Pre-Tax Earnings Per Share, a non-GAAP financial measure, is defined as Earnings Before Taxes divided by Diluted Shares Outstanding.